Exhibit 24.1

POWER OF ATTORNEY

The undersigned constitutes and appoints Michael Adamski as the undersigned’s true and lawful attorney-in-fact and agent for the undersigned and in the undersigned’s name, place and stead, to sign any and all Securities and Exchange Commission (the “SEC”) statements of beneficial ownership of securities of Twilio Inc. (the “Company”) on Schedule 13D or Schedule 13G as required under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Forms 3, 4 and 5 as required under Section 16(a) of the Exchange Act, and/or Form 144 as required under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, the Company, and any stock exchange on which any of the Company’s securities are listed, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 13, Section 16(a), and Rule 144, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

A copy of this power of attorney shall be filed with the SEC. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file statements of beneficial ownership on Schedule 13D, Schedule 13G or Forms 3, 4, and 5 as required under the Exchange Act with respect to the undersigned’s holdings of and transactions in securities issued by the Company, or Form 144 as required under the Securities Act with respect to the undersigned’s transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein at a later date.

The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of the attorney-in-fact with respect to the undersigned’s obligations to file Schedule 13D, Schedule 13G, Forms 3, 4, and 5, and Form 144 with the SEC.

Dated: March 17, 2025

By:	/s/ Andrew J. Stafman
Name: Andrew J. Stafman